UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 12, 2004

GS Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-100818	13-6357101

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

85 Broad Street
New York, New York		10004

(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: (212) 902-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On December 2, 2002, a registration statement on Form S-3 (Registration File No. 333-100818) (the “Registration Statement”) for GS Mortgage Securities Corp. (the “Company”) was declared effective. Filed concurrently herewith under Form SE as Exhibit 99.1 are certain Collateral Term Sheets, (as defined in the no-action letter issued by the staff of the Securities and Exchange Commission (the “Commission”) on February 17, 1995, to the Public Securities Association) furnished to the Company by Goldman, Sachs & Co. (the “Underwriter”) in respect of the Company’s proposed offering of certain Mortgage Pass-Through Certificates, GSAMP Series 2004-SD1 (such certificates, the “Offered Certificates”).

     The Offered Certificates will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the “Prospectus”), which will be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). The Offered Certificates will be registered pursuant to the Act under the Registration Statement. The Company hereby incorporates the attached Collateral Term Sheets by reference to the Registration Statement.

     The Collateral Term Sheets were prepared solely by the Underwriter and the Company did not prepare or participate (other than providing to the Underwriter the background information concerning the underlying pool of assets upon which the Collateral Term Sheets are based) in the preparation of the Collateral Term Sheets.

     Any statements or information contained in the Collateral Term Sheets shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Collateral Term Sheets (P)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Howard Altarescu

Name: Howard Altarescu
Title: Treasurer

Dated: July 15, 2004

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99.1	Collateral Term Sheets	6